UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Highway 100 South, Suite 432 St. Louis Park, MN 55416
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Promissory Notes

Mitesco, Inc. (the “Company”) issued the following two 10% promissory notes:

(1)

Finnegan family promissory note (the “Finnegan Note”) dated August 4, 2022, to Jessica, Kevin C., Brody, Isabella and Jack Finnegan (the “Finnegan Lenders”) of which the Company received proceeds of $25,000. The maturity date of the Finnegan Note is February 3, 2023; and

(2)

Enright promissory note (the “Enright Note”, together with the Finnegan Note, the “Notes”) dated August 4, 2022, to Jack Enright (the “Enright Lender”, together with the Finnegan Lenders, the “Lenders”) of which the Company received proceeds of $102,000. The maturity date of the Enright Note is February 3, 2023.

The Notes carry a 10% interest rate per annum, accrued monthly and payable at maturity. The aggregate amount payable at maturity will be $149,412 plus 10% of that amount plus any accrued and unpaid interest. Following an event of default, as defined in the Notes, the principal amount shall bear interest for each day until paid, at a rate per annum equal to the lesser of the maximum interest permitted by applicable law and 18%.

The Notes contain a “most favored nations” clause that provides that, so long as the Notes are outstanding, if the Company issues any new security, which the Lenders reasonably believe contains a term that is more favorable than those in the Notes, the Company shall notify the Lenders of such term, and such term, at the option of the Lenders, shall become a part of the Notes. In addition, the Lenders will be issued in the aggregate 61,259 shares of Common Stock as commitment shares (“Commitment Shares”). The Commitment Shares are priced at $0.25. The Finnegan Lenders will also be issued in the aggregate 12,059 five-year warrants (the “Finnegan Warrants”), which have an initial exercise price of $0.50 per share. The Finnegan Warrants are not exercisable for six months following their issuance. The Finnegan Lenders may exercise the Finnegan Warrants on a cashless basis if after the six-month anniversary of date of issuance, the shares of Common Stock underlying the Finnegan Warrants are not then registered pursuant to an effective registration statement. The Notes have an optional conversion provision whereby on the maturity date of the Notes, the Company can either pay in cash or convert into restricted common stock of the Company pursuant to a conversion ratio.

This summary is not a complete description of all of the terms of the Notes and the Warrants and is qualified in its entirety by reference to the full text of the Notes and the form Warrant filed as Exhibits 4.1, 4.2 and 4.3 respectively hereto, which is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by this Item 3.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1*	Finnegan Promissory Note dated August 4, 2022.
4.2*	Form Finnegan Common Stock Purchase Warrant dated August 4, 2022.
4.3*	Enright Promissory Note dated August 4, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2022	MITESCO, INC.

	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer